UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 20, 2022
Virgin Orbit Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40267	98-1576914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4022 E. Conant St. Long Beach, California	90808
(Address of principal executive offices)	(Zip Code)
(562) 388-4400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VORB	The Nasdaq Stock Market LLC
Warrants to purchase common stock	VORBW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events

As previously disclosed, on June 28, 2022, Virgin Orbit Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with YA II PN, Ltd. (the “Investor”), pursuant to which the Company sold and issued to Investor a convertible debenture (the “Convertible Debenture”) on June 29, 2022, in the principal amount of $50.0 million, which is convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), subject to certain conditions and limitations set forth in the Purchase Agreement.

The Convertible Debenture provides a conversion right, in which any portion of the principal amount of the Convertible Debenture, together with any accrued but unpaid interest, may be converted into the Company’s Common Stock at a conversion price equal to the lower of (i) $4.64 or (ii) 95% of the average of the two lowest daily volume weighted average price of the Common Stock during the three (3) trading days immediately preceding the date of conversion (but not lower than a certain floor price, initially set at $2.52 (the “Floor Price”), that is subject to further adjustment in accordance with the terms of the Convertible Debenture).

On December 20, 2022, (the “Reset Notice Date”), the Company issued a notice (the “Floor Reset Notice”) to Investor pursuant to which the Floor Price was reset to $1.51, effective as of the Reset Notice Date. The Floor Reset Notice does not otherwise change any terms of the Convertible Debenture. As a result of the adjusted Floor Price, a maximum of 30,887,417 shares of Common Stock may be issued upon conversion of the Convertible Debenture, including shares issued on or prior to the Reset Notice Date, subject to adjustment provisions included in the Convertible Debenture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGIN ORBIT HOLDINGS, INC.

Date: December 22, 2022	By:	/s/ Dan Hart
	Name:	Dan Hart
	Title:	Chief Executive Officer